EXHIBIT 99.1


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders' and Board of Directors
Trafficlogic, Inc.
Marina Del Rey, California

We have audited the accompanying balance sheet of Trafficlogic, Inc. as of December 31, 2003 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trafficlogic, Inc. as of December 31, 2003 and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

                                                            /s/ Sherb & Co., LLP
                                                            --------------------


New York, New York
December 3, 2004
With respect to Note 9
December 10, 2004

                                     TRAFFICLOGIC, INC.

                                       BALANCE SHEET

                                     DECEMBER 31, 2003

                                           ASSETS

CURRENT ASSETS:
     Cash                                                           $   210,406
     Accounts receivable                                                 28,154
     Due from officer                                                    94,486
     Prepaid expenses and other current assets                           17,404
                                                                    -----------
        TOTAL CURRENT ASSETS                                            350,450

PROPERTY AND EQUIPMENT                                                   89,062

SECURITY DEPOSIT                                                         37,500
                                                                    -----------

                                                                    $   477,012
                                                                    ===========

               LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable                                               $     4,999
     Accrued expenses and taxes                                         130,206
     Deferred revenue                                                   928,864
     Current portion of capital lease obligations                         6,124
                                                                    -----------
        TOTAL CURRENT LIABILITIES                                     1,070,193

CAPITAL LEASE OBLIGATIONS                                                 5,309

DEFERRED REVENUE                                                      1,651,315

STOCKHOLDERS' DEFICIT:
     Common stock, no par value, authorized 600,000
      Class A and 400,000 non-voting Class B shares
      with 56,820 Class A shares issued and outstanding                  70,000
     Accumulated deficit                                             (2,319,805)
                                                                    -----------
        TOTAL STOCKHOLDERS' DEFICIT                                  (2,249,805)
                                                                    -----------

                                                                    $   477,012
                                                                    ===========

                       See notes to financial statements.

                               TRAFFICLOGIC, INC.

                            STATEMENTS OF OPERATIONS

                                                      Year Ended December 31,
                                                  -----------------------------
                                                     2003               2002
                                                  -----------       -----------


NET SALES                                         $   611,654       $    59,685
COST OF SALES                                         670,803           144,695
                                                  -----------       -----------
GROSS PROFIT                                          (59,149)          (85,010)
                                                  -----------       -----------

COSTS AND EXPENSES:
     Selling expenses                                 754,204           122,411
     General and administrative                       985,195           310,011
                                                  -----------       -----------
        TOTAL COSTS AND EXPENSES                    1,739,399           432,422
                                                  -----------       -----------

LOSS FROM OPERATIONS                               (1,798,548)         (517,432)

INTEREST EXPENSE                                        2,906               919
                                                  -----------       -----------

NET LOSS                                          $(1,801,454)      $  (518,351)
                                                  ===========       ===========

NET LOSS PER SHARE:
     Basic and diluted                            $    (31.70)      $    (10.84)
                                                  ===========       ===========

WEIGHTED AVERAGE NUMBER OF SHARES:
     Basic and diluted                                 56,820            47,832
                                                  ===========       ===========

                       See notes to financial statements.

                               TRAFFICLOGIC, INC.

                       STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                Common Stock                        Total
                                         -------------------------   Accumulated    Stockholders'
                                           Shares         Amount     Deficit        Deficit
                                         -----------   -----------   -----------    -----------
Balance, December 31, 2001                    47,500   $        --   $        --    $        --

     Issuance of common stock for cash         3,979        30,000            --         30,000

     Net loss                                     --            --      (518,351)      (518,351)
                                         -----------   -----------   -----------    -----------
Balance, December 31, 2002                    51,479        30,000      (518,351)      (488,351)

     Issuance of common stock for cash         5,341        40,000            --         40,000

     Net loss                                     --            --    (1,801,454)    (1,801,454)
                                         -----------   -----------   -----------    -----------
Balance, December 31, 2003                    56,820   $    70,000   $(2,319,805)   $(2,249,805)
                                         ===========   ===========   ===========    ===========

                       See notes to financial statements.

                               TRAFFICLOGIC, INC.

                            STATEMENTS OF CASH FLOWS

                                                       Year Ended December 31,
                                                     --------------------------
                                                         2003          2002
                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                        $(1,801,454)   $  (518,351)
                                                     -----------    -----------
     Adjustments to reconcile net loss to
        net cash provided by and
        (used in) operating activities:
           Depreciation and amortization                  19,933         11,731

     Changes in assets and liabilities:
        Accounts receivable                              (28,154)            --
        Prepaid expenses                                 (17,404)            --
        Security deposit                                 (37,500)
        Accounts payable and accrued expenses            127,120          8,082
        Deferred revenue                               2,092,355        487,824
                                                     -----------    -----------
           Total adjustments                           2,156,350        507,637
                                                     -----------    -----------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      354,896        (10,714)
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of property and equipment               (80,862)       (21,319)
                                                     -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES                    (80,862)       (21,319)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments of capital lease obligations      (5,494)        (1,615)
     Repayments of (loans to) officers                  (104,535)        10,049
     Sale of common stock                                 40,000         30,000
                                                     -----------    -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES      (70,029)        38,434
                                                     -----------    -----------

NET INCREASE IN CASH                                     204,005          6,401

CASH - BEGINNING OF YEAR                                   6,401             --
                                                     -----------    -----------

CASH - END OF YEAR                                   $   210,406    $     6,401
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION:
        Cash paid for interest                       $     2,906    $       919
                                                     ===========    ===========
        Cash paid for taxes                          $       800    $       922
                                                     ===========    ===========
        Capital leases                               $     6,921    $    11,623
                                                     ===========    ===========

                       See notes to financial statements.

                               TRAFFICLOGIC, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

1.    ORGANIZATION AND NATURE OF OPERATIONS

      Trafficlogic, Inc. (the "Company") is a Sub Chapter S Corporation and is a Los Angeles-based global developer of leading-edge content based solutions that support the organic search marketing initiatives of its customers. The Company delivers branded original content directly to its customers' web sites. Further, the Company provides professional click-to-sale tracking and other analytical support.

      The Company was incorporated in the state of California on March 23, 2001 under the name GBSTech, Inc., its core business was developing content based solutions for online marketing and sales programs of its customers. In May 2002 GBSTech, Inc. changed its name to Trafficlogic, Inc. In January 2004, the Company became a C Corporation.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      These financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies used in the preparation of these financial statements are summarized below.

      Revenue Recognition

      The Company's revenues are derived principally from services, which include listing and placement fees on selected websites.

      The Company recognizes revenue on arrangements in according with Securities and Exchange Commission Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" and 104 "Revenue Recognition," and Emerging Issues Task Force Issue 00-21, "Revenue Arrangements with Multiple Deliverables." In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility of the resulting receivable is reasonably assured.

      Customer deposits are initially recorded as deferred revenue. The Company recognizes revenue as earned on a click through basis. As the traffic moves through the web sites per click, that percentage per click is recognized as revenue. "Click-throughs" are defined as the number of times a user clicks on an advertisement or search result.

      Beginning December 1, 2004, in new CPC ("cost per click") and CPA ("cost per acquisition") contracts include an Activation Fee with the initial deposits.

      The Company also receives revenue from web site design, web site content development and web traffic analysis. For these services, revenue is recognized when the service is complete, such as the design or analysis is delivered to the customer. If a customer deposit is received in advance of work being completed, a deferred revenue liability account entry is created until the revenue is recognized.

      Cost of Sales

      A significant portion of the Company's cost of sales is related to content development for the web sites and advertising and is created through independent contractors. As such, the Company recognizes and expenses these costs at the time of delivery of the content.

      Advertising Costs

      The Company incurs advertising costs as part of its placement and listing services. The expense is recognized as the advertisements are placed.

      Cash and Cash Equivalents

      Cash and cash equivalents include cash on hand and cash in banks in demand and time deposit accounts with maturities of 90 days or less.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Concentrations of Credit Risk

      Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash, and cash equivalents and trade receivables. The Company maintains cash and cash equivalents with high-credit, quality financial institutions. The Company, by policy, limits the amount of credit exposure to any one financial institution. At times, cash balances held at financial institutions were in excess of federally insured limits

      Credit is generally extended based upon an evaluation of each customer's financial condition, with terms consistent in the industry and no collateral required. The Company determines an allowance for collectibility on a periodic basis. Amounts are written off against the allowance in the period the Company determines that the receivable is uncollectible. The Company has one significant customer that makes up substantially all of the accounts receivable, however, there has not been any collection problems with the account. As a result of the above factors, the Company does not consider itself to have any significant concentrations of credit risk.

      Fair Value of Financial Instruments

      The Company considers its financial instruments, which are carried at cost, to approximate fair value due to their near-term maturities.

      Long-Lived Assets

      Property and equipment is stated at cost and depreciation is provided for by the straight-line method over the related assets' estimated economic lives ranging from three to five years. Amortization of leasehold improvements is provided for by the straight-line method over the lesser of the estimated economic useful lives or the lease term. Property under capital leases is amortized over the lease terms and included in depreciation and amortization expense.

      Deferred Revenue

      Deferred revenue represents all payments received from customers in excess of revenue earned based on click-through activity (web site visitations) and will be recognized as actual click-throughs occur.

      Income Taxes

      The Company was an S Corporation for the years ended December 31, 2003 and 2002, as defined in the United States and California tax codes. As such an entity, the Company does not pay any federal income taxes, but does pay state income tax.

      Recent Accounting Pronouncements

      Management does not believe that recently issued, but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

3.    ACCOUNTS RECEIVABLE

      At December 31, 2003, one customer accounted for all of the accounts receivable. That customer also accounted for 5% of revenue over the year ended December 31, 2003. The Company has not experienced any problem with collectibility of the receivable.

4.    PROPERTY AND EQUIPMENT

      The property and equipment for the year ended December 31, 2003 was:

                  Software                                            $  14,000
                  Computer equipment                                     84,255
                  Other equipment                                        17,646
                  Furniture and fixtures                                  4,068
                  Leasehold Improvements                                    757
                                                                      ---------
                  Total fixed assets                                    120,726
                  Less: Accumulated depreciation                        (31,664)
                                                                      ---------
                  Net property and equipment                          $  89,062
                                                                      =========

      Depreciation expense for years ended December 31, 2003 and 2002 were $19,933 and $11,731, respectively.

      Property and equipment under capital leases were $18,545 and $11,623 at December 31, 2003 and 2002, respectively.

5.    NET LOSS PER SHARE

      Net loss per share is computed as net loss divided by the weighted average number of common shares outstanding for the period. Common equivalent shares are excluded from the computation of net loss per share as their effect would be anti-dilutive.

6.    STOCKHOLDERS' DEFICIT

      The Company is authorized to issue 600,000 shares of designated Class A voting stock, and 400,000 shares of Class B non-voting stock, no par value, of which 56,820 were issued and outstanding as of December 31, 2003.

      The Company issued non-statutory stock options to its employees, none of which have been exercised. Since there is not any trading market for the common stock of the Company, the value of the options is immaterial.

7.    DUE FROM OFFICER

      As of December 31, 2003, the Company had a loan due from an officer totaling $94,486. This loan accrues interest at 7% and is payable on demand.

8.    COMMITMENTS AND CONTINGENCIES

      The Company has entered into a non-cancelable operating lease for facilities through August 31, 2006. Rental expense was approximately $98,984 and $31,509 for years ended December 31, 2003 and 2002, respectively. At December 31, 2003, the future minimum lease payments for the years ending December 31 are as follows:

2004     $150,000
2005     $150,000
2006     $100,000

      The Company has entered into capital leases for equipment. The leases are for 24 and 36 months and contain bargain purchase provisions so that the Company can purchase the equipment at the end of each lease. The following sets forth the minimum future lease payments and present values of the net minimum lease payments under these capital leases:

                  Year ended December 31,
                  2004                                           $13,497
                  2005                                             5,804
                  2006                                               441
                                                                 -------
                  Total minimum lease payments                    19,742
                  Less: Imputed interest                          (2,063)
                                                                 -------
                  Present value of net minimum lease payments    $17,679
                                                                 =======

      The capitalized lease payments for the years ended December 31, 2003 and 2002 were $2,533 and $7,967, respectively.

9.    SUBSEQUENT EVENTS

      On February 3, 2004, the Company signed an agreement with a law firm to assist the Company with its corporate, securities, contracts and other legal matters. Later in the year, the Company terminated this agreement resulting in a billing dispute. In December 2004, the Company reached a settlement for $117,772.87. According to the terms of the agreement, $100,000 will be paid by the Company no later than December 9, 2004 and $17,772.87 will be paid by the Company no later than January 10, 2005. This settlement will release the Company of any and all liabilities including the cancellation of warrants issued to the law firm with the initial engagement.

      In December 2004, the Company signed several promissory note agreements with an officer and a stockholder to settle outstanding balances owed to the Company. The notes total $781,410 in aggregate and bear interest at prime plus two percent, mature on December 5, 2004 and the earlier of January 31, 2005 or the completion of a merger of the Company into MAC Worldwide and pay interest only until maturity when the principal is due and payable in its entirety. In December 2004 the officer paid the amount that was due on December 5, 2004.